Exhibit (17)(3)

FORM OF PROXY

TS&W INTERNATIONAL EQUITY PORTFOLIO
One Freedom Valley Drive,
Oaks, Pennsylvania 19456

Proxy for Special Meeting of Shareholders

February 16, 2011
at 10:00 a.m. Eastern Time

This Proxy is Solicited by the Board of Trustees of

THE ADVISORS’ INNER CIRCLE FUND

The undersigned Shareholder(s) of TS&W International Equity Portfolio (the “Fund”), hereby appoint(s) Carolyn Mead and Amanda Albano (each with full power of substitution), the proxy or proxies of the undersigned, to attend the Special Meeting of Shareholders (the “Special Meeting”) of the Fund to be held on February 16, 2011, at 10:00 am Eastern Time, at the offices of SEI, One Freedom Valley Drive, Oaks, PA 19456 and any adjournments thereof, to vote all of the shares of the Fund that the signer would be entitled to vote if personally present at the Special Meeting and on any other matters brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders. Said proxies are directed to vote or refrain from voting pursuant to the Prospectus/Proxy Statement as checked on the reverse side.

          All properly executed proxies will be voted as directed herein by the signing Shareholder(s). If no direction is given when the duly executed voting instructions are returned, such shares will be voted FOR the Proposals. Please date, sign and return promptly.

FORM OF PROXY

PROXY TABULATOR
[ADDRESS]

To vote by Internet

1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Go to website www.[ ]
3)	Follow the instructions provided on the website.

To vote by Telephone

1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Call 1-###-###-####
3)	Follow the instructions.

To vote by Mail

1)	Read the Proxy Statement.
2)	Check the appropriate boxes on the proxy card below.
3)	Sign and date the proxy card.
4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[ ]	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TS&W INTERNATIONAL EQUITY PORTFOLIO (the “Fund”)

The Board of Trustees of the Fund recommends a vote “for” the proposals to:				For	Against	Abstain

Proposal 1: To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and liabilities of TS&W International Equity Portfolio, in exchange for Class I shares of Transamerica TS&W International Equity to be distributed to the shareholders of TS&W International Equity Portfolio, and (ii) the subsequent liquidation and dissolution of TS&W International Equity Portfolio.

				☐	☐	☐

Proposal 2: To transact such other business as may properly come before the meeting or any adjournments thereof.				☐	☐	☐

The undersigned acknowledges receipt with this proxy card of a copy of the Notice of Special Meeting of Shareholders and the Prospectus/Proxy Statement. Your signature(s) on the proxy card should be exactly as your name or names appear(s) on this proxy card. If the shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please print your full title below your signature.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.[   ].